Exhibit 99.3
INTRODUCTION

On November 21, 2014, the Company completed the purchase of all of the outstanding shares of capital stock of Specialty from its parent, Davidson. Established in 1964 with distribution centers in Mineral Ridge, Ohio and Houston, Texas, Specialty is a master distributor of seamless carbon pipe, with a focus on heavy wall, large diameter products.

The unaudited pro forma condensed combined consolidated balance sheet as of September 27, 2014 combines the historical consolidated balance sheet of the Company as of that date and the historical balance sheet of Specialty as of October 31, 2014 to illustrate the estimated effect of the acquisition on the Company's financial statements as if it had occurred on September 27, 2014. The unaudited pro forma condensed combined consolidated statements of operations combines the historical consolidated statements of operations of the Company for the nine months ended September 27, 2014 and the year ended December 28, 2013 with the historical statements of operations of Specialty for the nine months ended October 31, 2014 and for the year ended October 31, 2013. Both of the consolidated statements of operations of the Company reflect continuing operations only. All costs associated with discontinued operations have been eliminated from the pro forma statements of operations. The unaudited pro forma condensed combined consolidated financial statements are based on certain estimates and assumptions made with respect to the combined operations of the Company and Specialty, which we believe are reasonable. The unaudited pro forma condensed combined consolidated statements of operations are presented for illustrative purposes only and do not purport to be indicative of the results of operations of the Company or Specialty that actually would have been achieved had the acquisition of Specialty been completed on the assumed dates, or to project the Company's results of operations for any future date or period. The unaudited pro forma condensed combined consolidated statements of operations give pro forma effect to the acquisition as if it had occurred on the first day of the financial period presented.

The transaction is being accounted for using the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles in the United States of America. Under this method, the total consideration transferred to consummate the acquisition is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the closing date of the acquisition. The acquisition method of accounting requires extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets, if any, acquired and liabilities assumed. Accordingly, the allocation of the consideration transferred in the unaudited pro forma condensed combined consolidated financial statements is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed. Such adjustments could be significant. The final valuation is expected to be completed as soon as practicable but no later than twelve months after the closing date of the acquisition. The unaudited condensed combined consolidated pro forma statements of operations do not include the costs that the Company may incur to integrate Specialty, and these costs may be material.

The historical consolidated financial statements of the Company have been adjusted in the unaudited pro forma condensed combined consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) expected to continually impact the combined results of the Company and Specialty. The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. In addition, the unaudited pro forma condensed combined consolidated financial statements were derived from, and should be read in conjunction with, the information for the nine months ended September 27, 2014 included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 27, 2014 and the Annual Report on Form 10-K for the year ended December 28, 2013.

The historical condensed combined financial information regarding Specialty that is included in this report has been prepared by and is the responsibility of the Company. In addition, we are in the process of reviewing Specialty's financial statement classifications for conformity with the Company's classifications. As a result of this review, it may be necessary to make additional reclassifications to the consolidated information on a prospective basis.

The statements contained in these notes that are not historical facts are forward-looking statements that involve risks and uncertainties. We wish to caution the reader that these forward-looking statements, such as our expectations for future sales results or future expense changes compared with previous periods, are only predictions. These forward-looking statements may be generally identified by the use of forward-looking words and phrases such as “will,” “intends,” “may,” “believes,” “anticipates,” “should” and “expects,” and are based on our current expectations or beliefs concerning future events that involve risks and uncertainties. Actual events or results may differ materially as a result of risks and uncertainties as described in “Item 1A. Risk Factors” in the Company's Quarterly Report on Form 10-Q for the nine months ended September 27, 2014 and the Annual Report on Form 10-K for the year ended December 28, 2013, other risks referenced in our Securities and Exchange Commission filings, or other unanticipated risks. We disclaim any obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

	Synalloy	Specialty	Pro Forma
	Sep 27,	Oct 31,
	2014	2014	Adjustments		Total
Assets
Current assets
Cash and cash equivalents	$20,747,522	$101	$(21,490,433)	(5)	$(742,810)
Accounts receivable, net	29,645,862	2,931,433	—		32,577,295
Inventories, net	48,047,605	16,381,600	(1,520,707)	(3)	62,908,498
Deferred income taxes	4,011,318	—	—		4,011,318
Prepaid expenses and other current assets	4,297,478	1,302	—		4,298,780
Total current assets	106,749,785	19,314,436	(23,011,140)		103,053,081

Cash value of life insurance	2,079,419	—	—		2,079,419

			(47,924)	(3)
Property, plant & equipment, net	34,426,532	2,946,171	110,689	(4)	37,435,468

			(4,103,082)	(1)
Goodwill	17,252,678	4,103,082	9,630,705	(7)	26,883,383

			(2,119,222)	(1)
Intangible asset, net	5,962,500	2,119,222	6,835,000	(7)	12,797,500
Deferred charges, net and other non-current assets	428,865	—	—		428,865

Total assets	$166,899,779	$28,482,911	$(12,704,974)		$182,677,716

Liabilities and shareholders' equity
Current liabilities
Current portion of long-term debt	$2,533,908	$—	$2,000,000	(5)	$4,533,908
Accounts payable	14,118,095	1,096,920	—		15,215,015
Accrued expenses	12,366,051	561,385	2,183,579	(10)	15,111,015
Deferred income taxes	—	2,894,059	(3,744,663)	(11)	(850,604)
Other current liabilities	173,996	—	—		173,996
Total current liabilities	29,192,050	4,552,364	438,916		34,183,330

Long-term debt	19,004,280	—	8,000,000	(5)	27,004,280
Long-term contingent consideration	—	—	2,590,041	(10)	2,590,041
Deferred income taxes	7,177,046	1,297,080	(1,297,080)	(11)	7,177,046
Other long-term liabilities	1,574,179	—			1,574,179

Shareholders' equity
Common stock	10,300,000	—	—		10,300,000
Invested equity	—	22,633,467	(22,633,467)	(2)	—
Capital in excess of par value	33,938,122	—	—		33,938,122
Retained earnings	79,792,653	—	196,616	(13)	79,989,269
Less cost of common stock in treasury	(14,078,551)	—	—		(14,078,551)
Total shareholders' equity	109,952,224	22,633,467	(22,436,851)		110,148,840
Commitments and contingencies
Total liabilities and shareholders' equity	$166,899,779	$28,482,911	$(12,704,974)		$182,677,716
See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

	For the Nine Months Ended
	Synalloy	Specialty	Pro Forma
	Sep 27,	Oct 31,
	2014	2014	Adjustments		Total
Net sales	$150,935,909	$24,285,250	$—		$175,221,159

Cost of goods sold	125,565,826	16,492,784	—		142,058,610

Gross profit	25,370,083	7,792,466	—		33,162,549

			(497,121)	(1)
			640,781	(8)
Selling and administrative expense	12,108,703	3,437,099	(447,653)	(9)	15,241,809

Operating income	13,261,380	4,355,367	303,993		17,920,740

Other (income) and expense
			132,960	(6)
Interest expense	788,854	—	60,633	(10)	982,447
Acquisition costs	(2,936)	—	—		(2,936)
Palmer earn-out adjustment	(3,476,197)	—	—		(3,476,197)
Change in fair value of interest rate swap	191,527	—	—		191,527
Other, net	(6,796)	—	—		(6,796)
Income from continuing operations before income taxes	15,766,928	4,355,367	110,400		20,232,695
Provision for income taxes	4,557,000	1,485,000	114,000	(12)	6,156,000

Net income from continuing operations	11,209,928	2,870,367	(3,600)	(13)	14,076,695

Net income per common share from continuing operations:
Basic	$1.29				$1.62
Diluted	$1.29				$1.62

Weighted average shares outstanding:
Basic	8,699,428				8,699,428
Dilutive effect from stock options and grants	15,782				15,782
Diluted	8,715,210				8,715,210

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

	For the Years Ended
	Synalloy	Specialty	Pro Forma
	Dec 28,	Oct 31,
	2013	2013	Adjustments		Total
Net sales	$196,751,175	$27,818,797	$—		$224,569,972

Cost of goods sold	176,953,036	17,824,956	—		194,777,992

Gross profit	19,798,139	9,993,841	—		29,791,980

			(874,037)	(1)
			854,375	(8)
Selling and administrative expense	16,034,428	4,596,290	(496,054)	(9)	20,115,002

Operating income	3,763,711	5,397,551	515,716		9,676,978

Other (income) and expense
			195,352	(6)
Interest expense	1,357,328	—	145,199	(10)	1,697,879
Acquisition related costs	264,186	—	—		264,186
Change in fair value of interest rate swap	(740,832)	—	—		(740,832)
Gain on bargain purchase, net of taxes	(1,077,332)	—	—		(1,077,332)
Other, net	(147,687)	—	—		(147,687)

Income from continuing operations before income taxes	4,108,048	5,397,551	175,165		9,680,764

Provision for income taxes	1,048,000	1,840,000	155,000	(12)	3,043,000

Net income from continuing operations	$3,060,048	$3,557,551	$20,165	(13)	$6,637,764

Net income per common share:
Basic	$0.44				$0.96
Diluted	$0.44				$0.96

Weighted average shares outstanding:
Basic	6,941,794				6,941,794
Dilutive effect from stock options and grants	5,610				5,610
Diluted	6,947,404				6,947,404

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
The purchase price for the acquisition was $31,490,433. The seller has the ability to receive earn-out payments of up to $5,000,000 if the business unit achieves targeted sales levels over the two-year period following closing.

A summary of sources and uses of proceeds for the acquisition is as follows:

Sources of Funds:
Cash on hand	$21,490,433
Proceeds of term loan	10,000,000
Total sources of funds	$31,490,433

Uses of Funds:
Acquisition of Specialty's common stock	$27,496,000
Cash paid to escrow agent for potential future claims, to be settled within 18 months	3,248,500
Cash paid for portion of seller's investment banker fee	745,933
Total uses of funds	$31,490,433

A portion of the purchase price for the Specialty acquisition was funded through a new five-year term loan with the Company's bank.

The total consideration transferred is allocated to Specialty's net tangible and identifiable intangible assets based on their fair value as of November 21, 2014 for purposes of the pro forma condensed combined consolidate financial statements. These amounts are subject to change based on the results of the final valuations of assets acquired and liabilities assumed, which are expected to be completed within the twelve months following the acquisition. The excess of the consideration transferred over the fair value of the net tangible and identifiable intangible assets is reflected as goodwill. The preliminary allocation of the total consideration paid to the fair value of the assets acquired and liabilities assumed as of November 21, 2014 is as follows:

Accounts receivable, net	$2,827,251
Inventories, net	15,524,772
Property, plant and equipment, net	2,950,492
Deferred tax assets	985,000
Customer list	6,835,000
Goodwill	9,630,705
Contingent consideration	(4,773,620)
Other liabilities assumed	(2,489,167)
$31,490,433

Pro Forma Adjustments and Assumptions

(1)	Represents the elimination of historical intangible assets and related amortization.
(2)	Represents the elimination of Specialty's historical invested equity account balance in purchase accounting.
(3)	Represents the fair value adjustment to the carrying value of Specialty's inventory, land and building.
(4)	Represents leased equipment purchased at acquisition.
(5)	Represents cash used to purchase Specialty plus additional borrowings provided by a five-year variable rate term note.
(6)	Represents additional interest expense associated with the variable interest rate term note.
(7)	Represents goodwill and other intangible assets associated with the Specialty acquisition.
(8)	Represents amortization of the customer list intangible.
(9)	Represents the elimination of the prior owner's management fees.
(10)	Represents the contingent consideration liabilities to the seller and resultant interest expense.
(11)	Represents the deferred tax liabilities that will not be assumed by Synalloy, i.e., LIFO inventory reserve, intangible asset amortization, depreciation.
(12)	Represents adjustment of income tax expense based upon Specialty's addition to the consolidated Synalloy tax provision calculation.
(13)	Represents impact on net income as a result of pro forma adjustments recognized.

Reclassifications

Certain Specialty accounts for the nine months ended October 31, 2014 and for the year ended October 31, 2013 have been reclassified to conform to the Company's presentation in the accompanying pro forma condensed combined consolidated statements of operations. These reclassifications had no material effect on previously reported results of operations or invested equity.